Exhibit 24

                           POWER OF ATTORNEY

         Each director and/or officer of CompuDyne Corporation whose signature appears below hereby appoints William C. Rock as his or her attorney-in-fact with like authority to sign in his or her name and behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all registration statements and amendments to such registration statements and other documents filed with respect to the company's Employee Stock Purchase Plan and to take such other action as such attorney-in-fact may deem necessary or appropriate in connection with such registration statement, including filings with state securities commissions.

        In Witness Whereof, the undersigned has duly executed this power of attorney on the 13th day of February, 2003.


NAME                           TITLE                      DATE


_/s/__________________
Bruce Kelling                  Director                  2/13/03


_/s/__________________
Wade B. Houk                   Director                  2/13/03